Exhibit 10.1

PREMIERE GLOBAL SERVICES, INC.
FIFTH AMENDMENT TO
FOURTH AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     This Fifth Amendment to the Fourth Amended and Restated Employment Agreement (the “Fifth Amendment”) is made and entered into by and between Premiere Global Services, Inc., a Georgia corporation (the “Company”), and Boland T. Jones (the “Executive”), dated as of May 31, 2011.

     WHEREAS, the Company and the Executive entered into that certain Fourth Amended and Restated Executive Employment Agreement dated as of April 18, 2005, which was amended on September 15, 2006, December 21, 2007, December 23, 2008 and January 13, 2010 (collectively, the “Original Agreement”); and

     WHEREAS, the Company and the Executive desire to amend the Original Agreement as set forth herein.

     NOW, THERERFORE, in consideration of and reliance upon the foregoing and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Executive hereby amend the Original Agreement as follows:

     1. Section 3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

          “Intentionally left blank.”

     2. Except as otherwise provided herein, the terms and conditions of the Original Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the date hereof.

PREMIERE GLOBAL SERVICES, INC.		EXECUTIVE

By:	/s/ Scott Askins Leonard	/s/ Boland T. Jones
	Scott Askins Leonard	Boland T. Jones
Its: SVP – Legal and General Counsel